Exhibit 1.1
COMPASS DIVERSIFIED TRUST
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
[•] Trust Shares 1
Underwriting Agreement
New York, New York
[•], 2007
Citigroup Global Markets Inc.
     As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     Compass Group Diversified Holdings, LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”), for itself and as sponsor of Compass Diversified Trust, a statutory trust formed under the laws of the State of Delaware (the “Trust”), the Trust and Compass Group Management LLC, a Delaware limited liability company (the “Manager”), confirm their agreement with respect to the issuance by the Trust and the sale by the Company to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, of [•] shares of stock (the “Trust Stock”) of the Trust (said shares to be issued to, and sold by, the Company being hereinafter called the “Underwritten Securities”). The Trust also proposes to grant to the Underwriters an option to purchase up to [•] additional shares of Trust Stock to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.
     The Company separately has entered into a purchase agreement with CGI Diversified Holdings, LP (“CGI”), dated as of [•], 2007 (the “CGI Purchase Agreement”), pursuant to which CGI will acquire from the Company in a private placement transaction a number of shares of Trust Stock having an aggregate purchase price at the time of purchase of $30 million, at a purchase price per share equal to the public offering price of the Underwritten Securities (the “CGI Securities”).
     Immediately prior to the delivery of the Underwritten Securities, the CGI Securities and the Option Securities, if any, to the Underwriters, the Trust will issue the Underwritten Securities, the CGI Securities and the Option Securities, if any, in exchange for, and as consideration for, an equal number of

[1]	Plus an option to purchase from the Company, up to [•] additional Securities to cover over-allotments.

limited liability company interests (the “Trust Interests”) of the Company that are designated as the Trust Interests in the Company’s Second Amended and Restated Operating Agreement, dated as of January 7, 2007, governing the Company (the “Operating Agreement”). Certain terms used herein are defined in Section 21 hereof.
     As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Securities set forth opposite its name on Schedule I to this Agreement, up to [•] shares, for sale to the Company’s directors, employees of Compass Group Management LLC (the “Manager”) and certain other persons selected by the Company or the Manager (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Securities to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the “Directed Shares”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by [7:30 A.M.] New York City time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.
     1. Representations and Warranties of the Company. The Company, for itself and as sponsor of the Trust, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
     (a) The Company has prepared and filed with the Commission a registration statement (file number 333-141856) on Form S-1, including a related preliminary prospectus, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus and the exhibits, financial statements and exhibits, as finally amended and revised, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Securities Act, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.
     (b) The Company and the Trust meet the requirements for use of Form S-1 in connection with the offer and sale of the Securities. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9 hereof.
     (c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.
     (d) The Company has been duly formed, is validly existing as a limited liability company under the laws of the State of Delaware, is in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus. The Company and each of the Businesses (as defined below) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, net worth, management, earnings, cash flows, business, operations or properties of the Company and the Businesses, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).
     (e) The Company directly owns the outstanding voting securities of the entities enumerated on Schedule II hereto (such entities being referred to herein as the “Businesses”) in the percentages shown in the Preliminary Prospectus and the Prospectus. The Business are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X. Each of the Businesses has been duly incorporated or formed, is validly existing as a corporation or limited liability company, as the case may be, is in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has the requisite power and authority and possesses all licenses, permits and consents that are material and necessary (“Permits”) to own its property and to conduct its business, in each case, as described in the Preliminary Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified, in good standing or to have such Permits would not have a Material Adverse Effect. All the outstanding shares of capital stock of each of the Businesses have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Business owned by the Company are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

     (f) As of the date of this Agreement, the Manager owned all of the issued and outstanding Allocation Interests (as defined in the Operating Agreement) of the Company, the Trust owned all of the issued and outstanding Trust Interests (as defined in the Operating Agreement) of the Company, and there were no other securities of the Company outstanding, without giving effect to any issuances of securities contemplated herein. All of the Trust Interests and all of the Allocation Interests currently outstanding are, and upon delivery of [•] Trust Interests to the Trust in exchange for the Securities issued by the Trust to the Company to be sold under this Agreement, all of the Trust Interests will be, validly issued, fully paid and non-assessable and free of fully paid and free of statutory and contractual preemptive rights or rights of first refusal, and holders of the Trust Interests shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise. Except as described in the Preliminary Prospectus and the Prospectus, no person has the right, contractual or otherwise, to cause the Company or the Trust to issue or sell to it any Trust Interests or other securities of the Company. No person has the right, contractual or otherwise, to cause the Company or the Trust to issue or sell to it any Allocation Interests.
     (g) The Operating Agreement has been duly authorized, executed and delivered by the members of the Company and is the valid and binding obligation of the Company and the members of the Company. The Trust Interests and the Operating Agreement conform in all material respects to the descriptions thereof set forth in the Preliminary Prospectus and the Prospectus, and such descriptions conform to the rights set forth in the instruments defining the same.
     (h) The Company, as sponsor of the Trust, is authorized by the Trust Agreement to act in such capacity to execute and deliver this Agreement on behalf of the Trust, to cause the Trust to issue the Securities to be sold under this Agreement, to sell and accept payment therefor, and otherwise to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company, for itself and as sponsor of the Trust.
     (i) Except as set forth in the Preliminary Prospectus and the Prospectus, the Company, the Trust and the Businesses are not and will not, as of the Closing Date and any Additional Closing Date, be restricted by their respective organizational documents or any indenture, mortgage, deed of trust, loan or credit agreement, promissory note, lease, statutory trust, servicing agreement, contract, arrangement, understanding, document or any other instrument (“Contract”) or any Permit from declaring and paying any dividends or distribution on the Trust Interests, in the case of the Company, on the Securities, in the case of the Trust, and to the Company, in the case of the Businesses, in each case, in accordance with their respective organizational documents as set forth in the Preliminary Prospectus and the Prospectus, or that would restrict the payment of interest on, or the repayment of principal of, any loans or advances by the Businesses to the Company.
     (j) There are no Contracts between the Company and any person that would give rise to a claim against the Company or any Underwriter for a brokerage commission, finder’s fee or similar payment with respect to the offer and sale of the Securities.
     (k) Except as disclosed in the Preliminary Prospectus and the Prospectus, there are no Contracts between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

     (l) No consent, approval, authorization, or order of, or filing with, any domestic or foreign regulatory, administrative or governmental agency, body or authority, any domestic or foreign self-regulatory authority, or any similar agency, or any court, or arbitration body or agency (domestic or foreign) (collectively, a “Governmental Authority”), is required in connection with the issue and sale of the Securities by the Company and the Trust hereunder, except such as have been obtained and made under the Securities Act, such as may be required under state securities laws or such as may be required under the bylaws or rules and regulations of the NASD.
     (m) There are no Contracts which are required to be described in or filed as exhibits to the Registration Statement which have not been so described or filed as required. The statements in the Preliminary Prospectus and the Prospectus under the headings “Risk Factors,” “Business,” “Our Manager,” “Certain Relationships and Related Party Transactions,” “Executive Compensation,” “Description of Shares,” “Material U.S. Federal Income Tax Considerations,” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceeding discussed therein, are accurate and fair summaries of such legal matters, agreements, documents of proceedings.
     (n) No labor problem or dispute with the employees of the Company or any of the Businesses exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Businesses’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (o) Neither the Company nor any of the Businesses is in violation of or default under, and neither the issue and sale of the Trust Shares or the Trust Interests hereunder nor the consummation of the any other of the transactions herein contemplated (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus under the heading “Use of Proceeds”), nor the fulfillment of the terms hereof has or will conflict with or result in a breach or violation of, constitute a default under, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Businesses pursuant to, (A) the Certificate of Formation or Operating Agreement of the Company or the charter or bylaws, or similar organizational documents, of any of the Businesses, (B) any federal, state, local and foreign law, statute, rule, regulation and ordinance, or any decision, directive or order of any Governmental Authority (“Laws”) applicable to the Company and the Businesses, or (C) the terms of any Contract to which the Company or any of the Businesses is a party or by which the Company or any of the Businesses is bound or pursuant to which any of the properties of the Company or any of the Businesses are subject.
     (p) Except as disclosed in the Preliminary Prospectus and the Prospectus, (i) each of the Company and the Businesses have good and marketable title to all property and assets owned by them that are necessary to conduct their respective businesses as described in the Preliminary Prospectus and the Prospectus and (ii) each of the Company and the Businesses hold any leased real or personal property under valid and enforceable leases that are necessary to conduct their respective businesses as described in the Preliminary Prospectus and the Prospectus, except to the extent that the failure to have such good and marketable title or hold such valid and enforceable leases would not have a Material Adverse Effect.

     (q) Immediately prior to the consummation of the transactions contemplated herein, the Company will own and will have good and valid title to the Securities to be sold hereunder, free and clear of any lien, charge or encumbrance; and upon delivery of such Securities to the Underwriters and payment of the purchase price therefor as herein contemplated, the Underwriters will receive good and valid title to the Securities purchased by them from the Company, free and clear of any lien, charge or encumbrance.
     (r) Each of the Company and the Businesses own or possess adequate trademarks, trade names and other rights to inventions, know-how, patents copyrights, trade secrets and other intellectual property (collectively, “Intellectual Property Rights”) that they purport to own and that are necessary to conduct their respective businesses as described in the Preliminary Prospectus and the Prospectus and none of the Company or the Businesses have received any notice of any claim of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except to the extent that the failure to own or possess such Intellectual Property Rights or where such claim of infringement of such conflict with asserted rights of others would not have a Material Adverse Effect.
     (s) Except as disclosed in the Preliminary Prospectus and the Prospectus, the Company and the Businesses (i) are in compliance with all Laws and Permits relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), and (ii) have received all Permits required of them under applicable Environmental Laws to conduct their respective businesses, except where such noncompliance or such failure to receive required Permits would not have a Material Adverse Effect.
     (t) Each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by or on behalf of the Company, the Trust and the Businesses has been qualified, to the extent applicable, and maintained in compliance in all material respects with its terms and the requirements of any applicable Laws, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), no “prohibited transaction” and no “reportable event” has occurred with respect to such employee benefit plan, and no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred with respect to such employee benefit plan, except, in each case, for such plans, transactions, events, conditions, actions, omissions or deficiencies as would not have a Material Adverse Effect.
     (u) The Company is not, and will not, after giving effect to the offering and sale of the Securities and the CGI Securities and the application of the proceeds as described in the Disclosure Package and the Prospectus, be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the Commission’s rules and regulations thereunder (the “ICA”).
     (v) There are no actions, suits, claims, investigations, inquiries, arbitrations or proceedings (“Proceedings”) pending by or before any Governmental Authority, or, to the knowledge of the Company, threatened against the Company, the Trust or any of the Businesses to which the Company, the Trust or any of the Businesses or any of their properties are subject, that (i) are required to be described in the Preliminary Prospectus and the Prospectus, but that are not described as required therein. Except as described in the Preliminary Prospectus and the Prospectus, (ii) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (iii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (w) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company, or the issuance to the Company by the Trust, of the Securities.
     (x) The Company, the Trust and each of the Businesses has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.
     (y) Each of Grant Thornton LLP and Clifton Gunderson LLP, who have certified and delivered their report with respect to the financial statements (including the related notes thereto and supporting schedules) of the Trust, the Company and the Businesses included in the Preliminary Prospectus and the Prospectus, is an independent registered public accountant within the meaning of the Securities Act and the Pubic Company Accounting Oversight Board.
     (z) The financial statements, together with related schedules, exhibits and notes, included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations, cash flows and changes in financial position of the Trust, the Company and the Businesses on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules, exhibits and notes have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved, except as may be expressly disclosed therein. The summary and selected financial data set forth under the captions “Summary—Summary Financial Data” and “Selected Financial Data,” respectively, in the Preliminary Prospectus, the Prospectus and the Registration Statement is accurately presented and presents fairly the information shown therein, and have been compiled on a basis consistent with that of the related financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement. No other financial statements, exhibits or schedules are required to be included in the Preliminary Prospectus, the Prospectus or the Registration Statement. The pro forma financial statements and the related notes thereto included in the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

     (aa) The Company and each of the Businesses maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Businesses have not become aware of any material weakness in their internal control over financial reporting and there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since December 31, 2006.
     (bb) The Company and the Businesses maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) which are (i) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and the Businesses is made known to the Company’s principal executive officer and principal financial officer by others within the Company and the Businesses to allow timely decisions regarding disclosure, and (ii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each Business’ disclosure controls and procedures described above, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.
     (cc) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.
     (dd) The Company and each of the Businesses maintains insurance covering their properties, operations, personnel and businesses as the Company and each of the Businesses reasonably believe to be financially responsible in amounts they reasonably deem adequate.
     (ee) Except as disclosed in the Preliminary Prospectus and the Prospectus, subsequent to the respective dates as of which such information is given or included in the Preliminary Prospectus and the Prospectus, there has not occurred, or been any event, circumstance or development that could result in, any material adverse change in the condition (financial or otherwise), prospects, net worth, management, earnings, operations, cash flows, business, operations or properties of the Company and the Businesses, taken as a whole.
     (ff) Neither the Company nor, to its knowledge, any of its affiliates has taken or will take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Securities.
     (gg) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Preliminary Prospectus and Prospectus is not based on or derived from sources that are reliable and accurate in all material respects. All forward looking statements in the Preliminary Prospectus and the Prospectus have been made in good faith with a reasonable basis.
     (hh) To the Company’s knowledge, no officer, director or nominee for director or 5% or greater shareholder of the Company has a direct or indirect affiliation or association with any member of the NASD.
     (ii) The CGI Purchase Agreement has been duly authorized, and when executed and delivered by the Company and the Trust, on the Closing Date will constitute valid and binding agreements of each of them, and assuming due authorization and execution of by the other parties thereto (other than the Company and the Trust) will be enforceable against the Company and the Trust.
     (jj) The offer and sale of the CGI Securities pursuant to the CGI Purchase Agreement is made pursuant to a valid exemption from registration under the Securities Act; the CGI Securities are not required by the Securities Act to be registered thereunder.
     (kk) Neither the Company nor any of Businesses nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Businesses, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company the Businesses and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (ll) Neither the Company nor any of Businesses nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any the Businesses is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC.
     (mm) The operations of the Company and the Businesses are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Businesses with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (nn) The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Citigroup Global Markets Holdings Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Citigroup Global Markets Holdings Inc.
     Furthermore, the Company represents and warrants to Citigroup Global Markets Inc. that (i) the Registration Statement, the Prospectus, any Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Trust and the Company have not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of the Businesses to alter the customer’s or supplier’s level or type of business with the Company or any of the Businesses, or (ii) a trade journalist or publication to write or publish favorable information about the Company, the Businesses or their products.
     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
     2. Representations and Warranties of the Trust. The Company, as sponsor of the Trust, represents and warrants to, and agrees with, the several Underwriters that:
     (a) The Trust has been duly created and is validly existing and in good standing as a statutory trust under the laws of the State of Delaware, was intended to be treated as a “fixed grantor trust” for federal income tax purposes under existing law when it was formed, has the trust power and authority to conduct its business as described in the Preliminary Prospectus and Prospectus, and is not required to be qualified or authorized to do business in any other jurisdiction.
     (b) There are no Contracts which are required to be described in or filed as exhibits to the Registration Statement which have not been so described or filed as required.

     (c) There are [•] shares of Trust Stock outstanding as of the date of this Agreement. All of the shares of Trust Stock currently outstanding are, and upon delivery of the Securities to be sold under this Agreement, all of the shares of Trust Stock will be, duly authorized, validly issued, fully paid and nonassessable and free of statutory and contractual preemptive rights or rights of first refusal, and holders of the Securities will have the same personal liability as holders of shares of a private corporation for profit organized under the Delaware General Corporation Law (“DGCL”). Except as described in the Preliminary Prospectus and the Prospectus, no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any shares of Trust Stock or other securities of the Trust.
     (d) The Trust Agreement has been duly authorized, executed and delivered by the Company and the Regular Trustees and is a valid and binding obligation of the Company and the Regular Trustees. The Securities and the Trust Agreement conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus, and such descriptions conform to the rights set forth in the instruments defining the same.
     (e) As of the Closing Date and any Additional Closing Date, the Trust shall have an authorized and outstanding capitalization as set forth under the heading of the Preliminary Prospectus and the Prospectus entitled “Pro Forma Capitalization” (subject, in the case of the Closing Date and in the event that the Closing Date and the Additional Date occur concurrently, to the issuance of the Option Securities, and subject, in the case of the Additional Closing Date, to the issuance of the Option Securities).
     (f) Except as disclosed in the Preliminary Prospectus and the Prospectus, there are no Contracts between the Trust and any person granting such person the right to require the Trust to file a registration statement under the Securities Act with respect to any securities of the Trust owned or to be owned by such person or to require the Trust to include such securities in the securities registered pursuant to the Registration Statement.
     (g) The Trust has all power and authority necessary to execute and deliver this Agreement and the Securities, and to perform its obligations hereunder; and the issue and sale of the Securities hereunder have not and will not conflict with or result in a breach or violation of, constitute a default under, or imposition of any lien, charge or encumbrance upon any property or assets of the Trust, the Company or any of the Businesses pursuant to (A) the Certificate of Trust of the Trust or the Trust Agreement, (B) any Laws applicable to the Trust or the Businesses, or (C) the terms of any Contract to which the Trust, the Company or any of the Businesses is a party or by which the Trust, the Company or any of the Businesses is bound or pursuant to which any of the properties of the Trust, the Company or any of the Businesses are subject.
     (h) The Trust is not, and will not, after giving effect to the offering and sale of the Securities and the CGI Securities and the application of the proceeds as described in the Disclosure Package and the Prospectus, be an “investment company” within the meaning of the ICA.

3. Purchase and Sale.
     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [•] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.
4. Delivery and Payment.
     (a) Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 3(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [•], 2007, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of the Depository Trust Company unless the Representative shall otherwise instruct.
     (b) If the option provided for in Section 3(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) (such date, the “Option Closing Date”) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

     (c) Delivery of the Securities shall be made at such location as Citigroup Global Markets Inc. shall reasonably designate at least one Business Date in advance of the Closing Date or any Option Closing Date. Certificates for the Securities shall be registered in such names and in such denominations as Citigroup Global Markets Inc. may request not less than two Business Days in advance of the Closing Date or any Additional Closing Date. The Company agrees to have the Securities available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 p.m. on the Business Day prior to the Closing Date or any Option Closing Date.
     5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.
     6. Agreements. The Company, for itself and as sponsor of the Trust, agrees with the several Underwriters that:
     (a) Prior to the termination of the offering of the Securities, neither the Trust nor the Company will file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Trust and the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Trust or the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Trust and the Company will use their best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

     (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.
     (d) As soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement, the Trust and the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Trust which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.
     (e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
     (f) The Trust and the Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (g) Neither the Company nor the Trust will, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, including, without limitation, any swap or similar transaction) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Trust Stock or any securities convertible into, or exercisable, or exchangeable for, Trust Stock; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that the Trust may issue and sell Trust Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Trust may issue Trust Stock upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Trust issues an earnings release or material news or a material event relating to the Trust or the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Trust announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 7(m) with prior notice of any such announcement that gives rise to an extension of the restricted period.
     (h) Neither the Trust nor the Company will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Trust or the Company to facilitate the sale or resale of the Securities.
     (i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on Nasdaq Global Select Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the NASD (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Trust or Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Trust’s and the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Trust and the Company; (x) (A) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program, (B) all costs and expenses incurred by the Underwriters in connection with the printing or reproduction and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material, and (C) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
     (j) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, neither it nor the Trust has made or will make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that it and the Trust (x) has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (k) The Trust and the Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
     (l) The Company and the Trust will apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.
     (m) The Company and the Trust will use their best efforts to effect and maintain the listing of the Securities on the Nasdaq Global Select Market.
     Furthermore, the Trust and the Company covenant with Citigroup Global Markets Inc. that the Trust and the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
     7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 4 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and the Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have requested and caused Squire, Sanders & Dempsey L.L.P., counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:
     (i) the Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act.
     (ii) the offer and sale of the CGI Securities pursuant to the CGI Purchase Agreement is made pursuant to a valid exemption from registration under the Securities Act; the CGI Securities are not required by the Securities Act to be registered thereunder;
     (iii) each of the Businesses has been duly incorporated or organized and is a validly existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, except where the failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect, and each of the Businesses is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction which is on a schedule to such counsel’s opinion;
     (iv) based solely on such counsel’s review of the minute books, stock transfer books, certificates of incorporation, by-laws or other organizational documents of each of the Businesses, all of the issued and outstanding capital stock or ownership interests of each Business have been duly authorized and validly issued and are fully paid and nonassessable, and, all outstanding capital stock or ownership interests of the Businesses as set forth in the Disclosure Package and the Prospectus as owned by the Company, are owned by the Company, either directly or indirectly, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance except for such security interests, claims, liens or encumbrances that are disclosed to the Representatives on a mutually agreed upon schedule to such counsel’s opinion;
     (v) the form of certificate used to evidence the shares of Trust Stock complies in all material respect with all requirements of the Nasdaq Global Select Market;
     (vi) the Trust’s and the Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock and equity interests, respectively, of the Trust and the Company conforms to the description thereof contained in the Disclosure Package and the Prospectus; the currently outstanding Allocation Interests and Trust Interests of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and upon delivery of [•] Trust Interests to the Trust in exchange for the Securities issued by the Trust to the Company to be sold under this Agreement, all of the Trust Interests will be, validly issued, fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on Nasdaq Global Select Market; the holders of outstanding Trust Interests of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Trust or the Company are outstanding;
     (vii) there is no pending or, to the knowledge of such counsel, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Businesses or its or their property of a character required to be disclosed in the Registration Statement which might reasonably be expected to result in a Material Adverse Effect, or to materially and adversely affect the consummation of the transactions contemplated in the CGI Purchase Agreement or the performance of the Company or the Trust of their obligations hereunder and that is not adequately disclosed in the Preliminary Prospectus;
     (viii) the information set forth (A) in the Preliminary Prospectus and the Prospectus under the captions “Risk Factors,” “Business,” “Certain Relationships and Related Party Transactions,” “Our Manager,” “Executive Compensation,” “Description of Shares,” “Underwriting” and “Material U.S. Federal Income Tax Considerations,” and (B) in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the organizational documents of the Company or the Trust or legal proceedings or legal conclusions, is correct in all material respects;
     (ix) to such counsel’s knowledge, there are no Contracts which are required to be described in or filed as an exhibit to the Registration Statement which have not been so described or filed as required, and the descriptions thereof thereto are correct in all material respects;
     (x) this Agreement has been duly authorized, executed and delivered by the Trust and the Company;
     (xi) neither the Trust nor the Company is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended;
     (xii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Preliminary Prospectus and the Prospectus and such other approvals (specified in such opinion) as have been obtained;
     (xiii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated (including the use of the proceeds from the sale of the Securities as described in the Preliminary Prospectus and the Prospectus under the heading “Use of Proceeds”) nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the charter or by-laws or similar organizational documents of the Company, the Trust or the Businesses, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Trust, the Company or any of the Businesses is a party or bound or to which any of their property is subject of which such counsel are aware, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to Trust, the Company or any of the Businesses of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Trust, the Company or any of the Businesses or any of their properties; and
     (xiv) except for such rights of [•] as have been effectively waived, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
     Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that such counsel participated in conferences with representatives of the Company, the Trust and the Businesses at which conferences the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Preliminary Prospectus, the Prospectus and any amendment or supplement thereto (except as expressly provided in such opinion), nothing has come to such counsel’s attention to cause such counsel to believe that the Registration Statement, at the time of its Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Preliminary Prospectus, as of the Execution Time, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus, as of its date and the Closing Date, contained any untrue statements of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Disclosure Package, as amended or supplemented at the Execution Time, and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken as a whole, contained any untrue statement of a material fact or omitted to state material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than, in each case, the financial statements and related schedules, notes and any other financial data or any statistical data contained therein, as to which such counsel need express no opinion or belief).
     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of [•] or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

     (c) The Company shall have requested and caused Richards, Layton & Finger, P.A., counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:
     (i) the Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act and all filings required under the laws of the state of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;
     (ii) under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to (x) own its property and conduct its business, all as described in the Registration Statement and Prospectus and (y) execute and deliver this Agreement and perform its obligations hereunder;
     (iii) the provisions of the Trust Agreement are permitted under the Delaware Statutory Trust Act and the Trust Agreement constitutes a valid and binding obligation of the Company and the Company Trustees, enforceable against the Company and the Trustees in accordance with its terms;
     (iv) under the Delaware Statutory Trust Act and the Trust Agreement, (x) the execution and delivery by the Trust of this Agreement and the performance by the Trust of its obligations hereunder have been duly authorized by all necessary trust action on the part of the Trust, and (y) the Company is authorized to execute and deliver this Agreement on behalf of the Trust;
     (v) The Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust upon receipt of payment therefor, in accordance with the Trust Agreement and as contemplated by the Registration Statement, will be duly and validly issued and will be fully paid and nonassessable undivided beneficial interests in the assets of the Trust will be entitled to the benefits of the Trust Agreement. The Holders of the Securities as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware;
     (vi) Under the Delaware Statutory Trust Act and the Trust Agreement the issuance of the Securities is not subject to preemptive or other similar rights the issuance and sale by the Trust of the Shares, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder (A) do not violate (i) any of the provisions of the Certificate or the Trust Agreement or (ii) any Delaware law or administrative regulation thereunder which is applicable to the Trust, and (B) do not require any consent, approval, license, authorization or validation of, or filing or registration with, any Delaware legislative, administrative or regulatory body under the laws or administrative regulations of the State of Delaware (other than the filing of the Certificate of Trust).

     (vii) Under the Delaware Statutory Trust Act, the certificate attached to the Trust Agreement as Exhibit A is an appropriate form of certificate to evidence ownership of the Shares.
     (viii) the Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “LLC Act”).
     (ix) under the LLC Act and the Operating Agreement, the Company has all necessary limited liability company power and authority to enter into this Agreement and to conduct its business as described in the Registration Statement.
     (x) under the LLC Act and the Operating Agreement, the form of Trust Interest certificate attached to the Operating Agreement as Exhibit A is an appropriate form of certificate to evidence ownership of the Trust Interests. Under the LLC Act, the Operating Agreement and the resolutions, the Trust Interests have been duly authorized and, when issued and delivered against payment of the consideration as set forth in the Operating Agreement and this Agreement, the Trust Interests will be validly issued and fully paid and nonassessable limited liability company interests in the Company, and the holders of the Trust Interests will be entitled to the benefits of the Operating Agreement.
     (xi) the holders of Trust Interests shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being a member of the Company, except as a holder of Trust Interests may be obligated to repay any funds wrongfully distributed to it. We note that a holder of Trust Interests may be obligated pursuant to the Operating Agreement to provide the transfer agent sufficient indemnity in connection with the issuance of replacement Trust Interest certificates.
     (xii) under the LLC Act and the Operating Agreement, the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Company.
     (xiii) the Operating Agreement constitutes a legal, valid and binding agreement of the Members, and is enforceable against the Members, in accordance with its terms.
     (xiv) the issuance and sale by the Company of the Trust Interests, the execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated by this Agreement, and the compliance by the Company with its obligations under this Agreement, (A) do not violate (i) any provisions of the Certificate of Formation of the Company or the Operating Agreement or (ii) any Delaware law or administrative regulation thereunder which is applicable to the Company, and (B) do not require the consent, approval, license, authorization or validation of, or filing or registration with, any Delaware legislative, administrative or regulatory body under the laws or administrative regulations of the State of Delaware.

     (xv) under the Operating Agreement, the Company, and the board of directors of the Company on behalf of the Company, is initially authorized to issue up to five hundred million Trusts Interests in one or more series and, for so long as the Trust remains the sole holder of Trust Interests, shall cause to be issued to the Trust, as of any date, the identical number of Trust Interests as the number of Securities that are issued and outstanding.
     (d) The Representatives shall have received from Alston & Bird, LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that, among other things:
     (i) the representations and warranties of the Company and the Trust in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and the Trust have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, net worth, management, earnings, cash flows, business, operations or properties of the Company and the Businesses taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (f) The Company shall have requested and caused Grant Thornton LLP and Clifton Gunderson LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month period ended March 31, 2007 and as at March 31, 2007, in accordance with Statement on Auditing Standards No. 100 and stating in effect that:

     (i) in their opinion the audited financial statements and financial statement schedules and pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission;
     (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the 3 -month period ended March 31, 2007 and as at March 31, 2007, as indicated in their report dated [•]; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committees of the Company and the Businesses; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to March 31, 2007, nothing came to their attention which caused them to believe that:
   (1) any unaudited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus do not comply as to form with applicable accounting requirements of the Securities Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus;
   (2) with respect to the period subsequent to March 31, 2007, there were any changes, at a specified date not more than five days prior to the date of the letter, in the liabilities of the Trust and its subsidiaries or Trust Stock or decreases in the total stockholders’ equity of the Trust as compared with the amounts shown on the March 31, 2007 consolidated balance sheet included in the Registration Statement, the Preliminary Prospectus and the Prospectus, or for the period from March 31, 2007 to such specified date there were any decreases in excess of $[•] from the period ended March 31, 2007 in net revenues or income before income taxes, cash flows available for distribution or in total or per share amounts of net income of the Trust and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Trust as to the significance thereof unless said explanation is not deemed necessary by the Representatives;
   (3) the information included in the Registration Statement, the Preliminary Prospectus and the Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K;

     (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the accounting and financial records of the Company and its subsidiaries) set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus, including the information set forth under the captions “Summary—Summary Financial Data” and “Selected Financial Data” in the Preliminary Prospectus and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and
     (iv) in carrying out certain specified procedures, making inquiries of certain officials of the Company, Aeroglide Corporation, Anodyne Medical Device, Inc. and Halo Branded Solutions, Inc., who have responsibility for financial and accounting matters, performing a review in accordance with SAS 71 and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.
     References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.
     (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, net worth, management, earnings, cash flows, business, operations or properties of the Company and the Businesses taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
     (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     (k) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (l) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq Global Select Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

     (m) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each of the persons listed on Schedule III hereto and addressed to the Representatives.
     If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and the several obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
     The documents required to be delivered by this Section 7 shall be delivered at the office of Alston & Bird LLP, counsel for the Underwriters, at 950 F Street N.W., Washington, D.C. 20004, on the Closing Date.
     8. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
9. Indemnification and Contribution.
     (a) The Company and the Trust, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus [or any Issuer Free Writing Prospectus] or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Trust nor the Company will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Trust or the Company may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Trust, the Regular Trustees, the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Trust and the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Trust and the Company acknowledges that the statements [set forth in (i) the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus].
     (c) The Trust and the Company, jointly and severally, agree to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc. and each person, who controls Citigroup Global Markets Inc. within the meaning of either the Securities Act or the Exchange Act (the “Citigroup Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Trust or the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Entities.
     (d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 9(c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc., and all persons, if any, who control Citigroup Global Markets Inc. within the meaning of either the Securities Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.
     (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Trust, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Trust, the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Trust or the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Trust, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust and the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Trust and the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).
     10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
     11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the shares of the Trust Stock shall have been suspended by the Commission or the Nasdaq Global Select Market or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange or the Nasdaq Global Select Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or adverse change the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).
     12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Trust and the Company or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.
     13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Compass Diversified Holdings LLC, General Counsel ([fax no.]) and confirmed to it at Sixty One Wilton Road, Westport, Connecticut 06880, attention of the Legal Department.
     14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder. Nothing in this Agreement is intended or shall be construed to give, or shall give, any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of securities from any Underwriter shall be deemed to be a successor or assign merely by reason of such purchase.
     15. No fiduciary duty. The Trust and the Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Trust and the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Trust or the Company and (c) the Trust’s and the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Trust and the Company agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Trust or the Company on related or other matters). The Trust and the Company agree that neither will claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Trust or the Company, in connection with such transaction or the process leading thereto.
     16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Trust and the Company, on the one hand, and the Underwriters, or any of them, on the other, with respect to the subject matter hereof.
     17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
     18. Waiver of Jury Trial. The Trust and the Company hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     19. Counterparts. This Agreement may be signed in one or more counterparts, by facsimile or otherwise, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
          “Commission” shall mean the Securities and Exchange Commission.
          “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities and (ii) any other materials that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
          “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
          “Free Writing Prospectus” shall mean free writing prospectus, as defined in Rule 405.
          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
          “NASD” shall mean the National Association of Securities Dealers, Inc.
          “Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.
          “Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.
          “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
          “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Securities Act.

          “Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
          “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.
          “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Trust, the Company and the several Underwriters.

Very truly yours,

Compass Group Diversified Holdings LLC

By:

Name:	I. Joseph Massoud
Title:	Chief Executive Officer

Compass Diversified Trust

By: Compass Group Diversified Holdings LLC, as sponsor of the Trust

By:

Name:	I. Joseph Massoud
Title:	Chief Executive Officer

Compass Group Management LLC, as the Manager

By:

Name:	I. Joseph Massoud
Title:	Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
By:

Name:
Title:

For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Number of Underwritten Securities
Underwriters	to be Purchased
Citigroup Global Markets Inc.
Ferris, Baker Watts, Incorporated
A.G. Edwards
BB&T Global Markets, a division of Scott & Stringfellow, Inc.
Morgan Keegan & Company, Inc.
Sanders Morris Harris Inc.
Total	=========

SCHEDULE II
Businesses
Compass AC Holdings, Inc.
Aeroglide Corporation
Anodyne Medical Device, Inc.
CBS Personnel Holdings, Inc.
Halo Branded Solutions, Inc.
Silvue Technologies Group, Inc.

Schedule III
Persons subject to Lock-Up Agreement
CGI Diversified Holdings, Inc.
Pharos I LLC
I. Joseph Massoud
James J. Bottiglieri
C. Sean Day
Harold S. Edwards
D. Eugene Ewing
Mark H. Lazarus
Ted Waitman
Elias J. Sabo
Alan B. Offenberg
David P. Swanson
Joseph P. Milana
Patrick A. Maciariello
Rudolph W.J. Krediet
Carrie W. Ryan
Kenneth J. Terry
Gary M. Bilello
James D. Ferrara
David M. Abate
Derek Kong
Mark B. Langer
Bridgette L. Clark-Johnson
Jonlynn M. Vancho

[Form of Lock-Up Agreement]	EXHIBIT A
[Letterhead of officer, director, major shareholder or employee of Manager]
Corporation
Public Offering of Common Stock
[•], 2007
Citigroup Global Markets Inc.
As Representatives of the several Underwriters,
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
               This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “Company”), for itself and as sponsor of Compass Diversified Trust, a statutory trust formed under the laws of the State of Delaware (the “Trust”) and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of shares of the Trust (the “Trust Shares”).
               In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, including, without limitation, any swap or similar transaction) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Trust Shares or any securities convertible into, or exercisable or exchangeable for such Trust Shares, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement (the “Lock-Up Period”).
               If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Citigroup Global Markets Inc. waives, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

               Notwithstanding anything contained herein to the contrary, to the extent that (i) at any time subsequent to the execution of this Lock-up Agreement the undersigned is not required to make any filings under Section 16 or Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 with respect to any Trust Shares, and (ii) the undersigned has entered into or will enter into an agreement similar to this Lock-up Agreement (a) in connection with a bona fide issuer directed share program relating to the underwritten public offering of Trust Shares (a “DSP Program”) with respect to any Trust Shares to be purchased in such DSP Program (the “DSP Shares”) and (b) with any member of the underwriting syndicate or any affiliate of such member who is acting as administrator of such DSP Program, the terms of such other similar lock-up agreement and not of this Lock-up Agreement shall govern the undersigned’s rights with respect to such DSP Shares.
               If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director, major shareholder or employee of Manager]

[Name and address of officer, director, major shareholder or employee of Manager]